Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers hereby designates, constitutes and appoints ROBERT D. SZNEWAJS and RICHARD R. RASMUSSEN, or any of them, each acting alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in our capacities as directors or officers in connection with one or more Registration Statements (the “Registration Statement(s)”) on Form S-3 (or other appropriate form) with respect to potential offering(s) by the Company of up to $100,000,000.00 of the Corporation's securities, consisting of common stock, no par value per share, preferred stock in one or more series, no par value per share, and/or warrants and any and all amendments to the Registration Statement(s) and all instruments necessary or in connection therewith, including specifically, but without limitation, power and authority to sign the Registration Statement(s) and any and all amendments and supplements relating thereto (including stickers and post-effective amendments), in the name and on behalf of the Corporation and in the name and on behalf of the undersigned; to attest to the seal of the Corporation thereon; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, any state securities commission and any applicable securities exchange or securities self-regulatory organization; hereby granting to said attorneys-in-fact and agents, and each of them acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person; and said persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate.  Each person signing below hereby ratifies and confirms all that such attorneys-in-fact, or any substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 27th day of April, 2010.

Signature	Title
/s/ Robert D. Sznewajs
Robert D. Sznewajs	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Anders Giltvedt
Anders Giltvedt	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Kevin M. McClung
Kevin M. McClung	Senior Vice President and Controller (Principal Accounting Officer)

/s/ Lloyd D. Ankeny
Lloyd D. Ankeny	Director, Chairman of the Board

/s/ Michael J. Bragg
Michael J. Bragg	Director

/s/ Simon Glick
Simon Glick	Director

/s/ Duane C. McDougall
Duane C. McDougall	Director

/s/ Steven J. Oliva
Steven J. Oliva	Director

/s/ John T. Pietrzak
John T. Pietrzak	Director

/s/ Steven N. Spence
Steven N. Spence	Director

/s/ David J. Truitt
David J. Truitt	Director

/s/ Nancy A. Wilgenbusch, PhD.
Nancy A. Wilgenbusch, PhD.	Director